Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Perfect Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title(1)	Amount of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Primary Offering
Equity	Class A Ordinary Shares issuable upon exercise of Perfect Public Warrants and Perfect Private Placement Warrants	18,099,975(2)	F-4	333-263841	September 30, 2022
Equity	Class A Ordinary Shares issuable upon exercise of Perfect Forward Purchase Warrants	2,750,000(3)	F-1	333-268057	January 17, 2023
Secondary Offering
Equity	Class A Ordinary Shares	38,542,254(4)	F-1	333-268057	January 17, 2023
Equity	Perfect Forward Purchase Warrants and Perfect Private Placement Warrants	9,350,000(5)	F-1	333-268057	January 17, 2023
Equity	Class A Ordinary Shares issuable upon exercise of Perfect Forward Purchase Warrants and Perfect Private Placement Warrants	9,350,000(6)	F-1	333-268057	January 17, 2023

(1)	Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”), initially filed a registration statement on Form F-1 (File No. 333-268057) on October 28, 2022 (as amended and supplemented from time to time, the “Prior F-1”), which was declared effective by the U.S. Securities and Exchange Commission on January 17, 2023. The Prior F-1 was amended by the post-effective amendment No. 1 to Form F-1 (as amended and supplemented from time to time, the “POS AM F-1”) filed on March 30, 2023, which was declared effective on April 5, 2023. No filing fee is payable in connection with (i) the primary offering of 20,849,975 Class A ordinary shares of the Company, with par value of $0.10 per share (“Class A Ordinary Shares”), underlying warrants, and (ii) the secondary offering of 38,542,254 Class A Ordinary Shares, 9,350,000 Warrants (as such term is defined in the Registration Statement) to purchase Class A Ordinary Shares, and 9,350,000 Class A Ordinary Shares underlying Warrants because such Class A Ordinary Shares and Warrants are being transferred from the POS AM F-1 pursuant to Rule 429 under the Securities Act. Among the securities registered on the POS AM F-1, (x) the primary offering of 18,099,975 Class A Ordinary Shares underlying Perfect Public Warrants (as such term is defined in the Registration Statement) and Perfect Private Placement Warrants (as such term is defined in the Registration Statement) was initially registered on the registration statement on Form F-4 (File No. 333-263841) (as amended and supplemented from time to time), which was declared effective on September 30, 2022 (the “Prior F-4”, together with the Prior F-1 and the POS AM F-1, the “Prior Registration Statements”), and the filing fees for the offering of these securities were paid at the time of filing the Prior F-4; and (y) the filing fees for the offering of the other securities registered on the POS AM F-1 were paid at the time of filing the Prior F-1. Save for securities registered by the Prior Registration Statements, no additional securities are being registered by this Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

(2)	Consists of 18,099,975 Class A Ordinary Shares, issuable upon the exercise of (i) 11,499,975 Perfect Public Warrants, and (ii) 6,600,000 Perfect Private Placement Warrants.

(3)	Consists of 2,750,000 Class A Ordinary Shares, issuable upon exercise of 2,750,000 Perfect Forward Purchase Warrants (as such term is defined in the Registration Statement).

(4)	Consists of (i) up to 24,927,254 Class A Ordinary Shares, issued to certain shareholders of the Company, (ii) up to 2,700,000 Class A Ordinary Shares, issued to PIPE Investors (as such term is defined in the Registration Statement), (iii) up to 5,500,000 Class A Ordinary Shares, issued to FPA Investors (as such term is defined in the Registration Statement), and (iv) up to 5,415,000 Class A Ordinary Shares, issued to Ward Ferry (as such term is defined in the Registration Statement), the Sponsor (as such term is defined in the Registration Statement) and certain directors and advisors of Provident Acquisition Corp.

(5)	Consists of (i) up to 2,750,000 Perfect Forward Purchase Warrants, and (ii) up to 6,600,000 Perfect Private Placement Warrants.

(6)	Consists of (i) up to 2,750,000 Class A Ordinary Shares issuable upon exercise of Perfect Forward Purchase Warrants, and (ii) up to 6,600,000 Class A Ordinary Shares issuable upon exercise of Perfect Private Placement Warrants.